Investor Presentation June 30, 2020

Forward-Looking Statements & Non-GAAP Measures Cautionary Note Regarding Forward-Looking Statements This investor presentation contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward- looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) government intervention in the U.S. financial system in response to the COVID-19 pandemic, including the effects of recent legislative, tax, accounting and regulatory actions and reforms including the Coronavirus Aid, Relief, and Economic Security Act; (3) the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; (4) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (5) the effects of interest rates, including on our net income and the value of our securities portfolio; (6) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (7) fluctuations in the value of our investment securities; (8) governmental monetary and fiscal policies; (9) changes in benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR; (10) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (11) the ability to attract and retain key executives and employees experienced in banking and financial services; (12) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (13) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (14) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (15) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (16) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (17) the risks of mergers, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (18) volatility of rate-sensitive deposits; (19) operational risks, including data processing system failures or fraud; (20) asset/liability matching risks and liquidity risks; (21) the costs, effects and outcomes of existing or future litigation; (22) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (23) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board, such as the implementation of CECL; (24) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (25) the effects of cyber-attacks; (26) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company. Non-GAAP Measures This earnings call presentation contains non-GAAP measures for tangible common equity, tangible common equity ratio, adjusted return on average assets, return on average tangible equity, loan yield (tax equivalent), net interest income (tax equivalent), net interest margin (tax equivalent), efficiency ratio, ACL / loans held for investment, net of unearned income, and pre-tax pre-provision net revenue. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. A reconciliation of each non-GAAP measure to the most comparable GAAP measure is included, as necessary, in the Appendix. 2

Presentation Index Company Overview 4 Shareholder Value Strategy 10 Market Opportunity 18 COVID-19 Response 24 Financial Performance 35 Appendix 47 3

Company Overview 4

Company Overview Fiscal Q2.20 Financial Highlights Dollars in millions Total assets $ 5,231.0 Balance Total loans held for investment, net $ 3,597.0 Sheet Total deposits $ 4,265.4 Loan to deposits ratio 84.33 % MidWestOne Financial Group, Inc. is a financial Equity to assets ratio 9.96 % holding company headquartered in Iowa City, Tangible common equity ratio (1) 7.80 % Iowa. MidWestOne Financial is the parent Leverage ratio 8.72 % Capital company of MidWestOne Bank, which operates CET1 ratio 9.48 % banking offices in Iowa, Minnesota, Wisconsin, Tier 1 capital ratio 10.48 % Florida, and Colorado. Total capital ratio 11.72 % Net interest margin, tax equivalent (1) 3.38 % Cost of total deposits 0.62 % Profitability Return on average assets 0.92 % Return on average tangible equity (1) 13.50 % Efficiency ratio (1) 54.80 % Nonperforming assets to total loans + foreclosed assets 1.26 % Credit Quality Net charge offs to average loans 0.21 % ACL to loans held for investment 1.55% (1) Non-GAAP Measure. See the Appendix for Non-GAAP financial measures. 5 Note: Financial metrics as of or for the quarter ended June 30, 2020

Corporate History 6

Branch Franchise • Iowa: 35 branches • Minnesota: 13 branches • Wisconsin: 6 branches • Florida: 2 branches • Colorado: 1 branch 7

Historical Growth - Organic and Acquisitive $6,000 Acquired ATBancorp $5,000 $1,413 Acquired Central $4,000 Bancshares, Inc. Acquired $3,000 MidWestOne Financial $1,240 Group, Inc $5,231 $2,000 $3,080 $3,212 $3,291 $3,241 $783 $1,000 $1,793 $1,800 $1,535 $1,581 $1,695 $1,755 $1,740 $726 $— 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Organic Acquired Assets Note: All dollars in millions 8

Our Mission and Our Operating Principles Take care of our customers … and those that should be. Our Operating Principles Since our company was founded during the Great Depression, it has ◦ Take good care of our customers been our belief that the communities we serve are not only the inspiration of our organization, but the purpose behind our existence. Our history is their history. ◦ Hire and retain excellent employees We passionately pursue success for our neighbors and we support ◦ Always conduct yourself with the utmost integrity organizations that create opportunities in our communities. Because we believe the positive actions of each one of us contributes to the ◦ Work as one team success of us all. ◦ Learn constantly so we can continually improve Our brand is built by the actions of our employees, supporting our missions statement, one relationship at a time. It's about caring. 9

Shareholder Value Strategy 10

Shareholder Value Strategy Desired return to shareholders: 1.10% - 1.20% ROAA and 13.00% - 15.00% ROTE Increase commercial and retail market share Focused growth in wealth management Embrace our culture to drive brand equity Continued commitment to community Continued enhancement of our digital platforms 11

Commitment to Shareholders $2.93 $2.42 $2.48 $1.78 $1.55 $0.72 $0.73 $0.60 $0.60 $0.64 $0.67 $0.78 $0.81 $0.20 $0.20 $0.22 $0.22 $(0.12) (1) 2015 2016 2017 2018 2019 Q1.19 Q2.19 Q1.20 Q2.20 Common Dividends Per Share Diluted EPS (1) Impacted by the Company's adoption of the Current Expected Credit Loss ("CECL") methodology on January 1, 2020, as well as increased credit loss expense driven by deterioration in current and forecasted economic conditions, largely as a result of the COVID-19 pandemic. Refer to the "CECL Modeling Disclosure" and "Change in ACL and Model Assumptions" slides for additional information. 12

Long-term Shareholder Return Total Return Performance $225.00 $200.00 $175.00 $150.00 $125.00 In dex Value $100.00 $75.00 $50.00 06/30/15 06/30/16 06/30/17 06/30/18 06/30/19 06/30/20 Period Ending MidWestOne Financial Group, Inc. NASDAQ Composite Index SNL-Midwestern Bank Index Source: S&P Global Market Intelligence 13

Focused Growth in Wealth Management Investment Services and Trust Activity Revenue (000s) $10,000 • Our strategic plan places $8,040 $8,000 renewed emphasis on wealth management, including our trust and investment services $6,000 • The acquisition of ATBancorp in $4,953 $4,765 $4,919 2019 moved wealth $4,391 management forward by adding $4,000 approximately $1.1B in trust increase assets under administration 17% $2,217 $1,890 $2,000 $— 2015 2016 2017 2018 2019 Q2.19 Q2.20 14

Embrace Our Culture to Drive Brand Equity

Our brand is built on the foundation of our culture, which drives the behaviors and actions of our employees in support of our mission statement:

To take good care of our customers and those that should be

We do this one relationship at a time - it's about caring.



"It is an uncertain time for us all, but it is ever-comforting to know that you and your team are doing whatever you can to move our community, economy and lives forward."

– *Peter C. Ward, CWS SecurityWatch, LLC, Osceola, WI*

"I am very appreciative of everyone who helped me through the PPP process. This has been a scary time being a business owner. I have been with MidWestOne for over 20 years. Your loyalty to my family means a lot!"

– *Judy Faulhauber, Big Apple Bagels, Dubuque, IA*





"I want to thank you for your help with recent PPP loans for my business and many of my clients' businesses. Your quick response time and streamlined process made the experience much easier for us. Your dedication to your customers is why we chose MidWestOne Bank."

– *Cory Lindgren, Lindgren Tax & Accounting, Inc., Chisago City, MN*

"We would like to commend MidWestOne Bank for the professionalism and efficiency in processing our PPP loan which will assist us in weathering the current economic disruption caused by COVID-19. Hearing many stories of inaction and delay by some other financial institutions only makes your handling of this matter ever more impressive. We look forward to our continuing relationship with MidWestOne."

– *Jim and Dan Giese, Jim Giese Commercial Roofing, Inc, Dubuque, IA*

MidWestOne FINANCIAL GROUP, INC.

15

Enhancing our Digital Platforms

Customers expect complete digital accessibility to manage their financial life. We intend to meet these demands with **expanded investment** in financial technology to **improve customer experience**.

Current Platform

Online banking tools that let you bank **virtually** from anywhere. Examples of these banking tools include:

- Electronic statements
- **Zelle** (offers fast, safe and easy P2P payments)
- Contactless payments such as **Apple Pay** and **Android Pay**
- Account alerts
- Touch ID support
- Mobile banking
- Instant balance
- Online banking
- Touch ID support
- Digital mortgage loan application (powered by **EllieMae**)

Fintech Initiatives 2020-2021

September 2020 - New Digital Banking Platform

- Partnered with **Fiserv**
- Open-ended platform with the capability to integrate with, and offer services of, third party fintechs
- Improved customer experience
- New tools for budgeting, spending, tracking and savings
- Ability to freeze/unfreeze debit cards and easier access to credit card information
- **Enhanced risk-based security** and authentication

4th Quarter 2020 - Small Business Lending

- Partnered with **DocuSign** for loan closings
- Centralized small business loan underwriting and decision-making for relationships <$100M, which improves consistency and efficiency
- Utilize FICO Small Business Score to automate approvals

Early 2021 - Contactless Chip Cards

- Partnered with **Shazam** and **Fiserv**
- Provides customers the ability to use their debit card with a simple tap
- Added security, with **speed and convenience** of a swiped magnetic strip

● = Expected roll out

MidWestOne FINANCIAL GROUP, INC.

16

Digital and Branch Banking Trends QTD Totals for Digital and Branch Channels 1,610,251 (Q1.20 vs. Q2.20) 1,445,744 1,454,607 1,328,553 • Mobile logins increased 11% • Online/Desktop logins increased 9% • Branch/Teller Transactions decreased 14% • Mobile Deposits increased 19% 559,370 481,913 32,462 38,538 Q1.20 Q2.20 Mobile Logins Online/Dekstop Logins Branch/Teller Transactions # of Mobile Deposits 17

Market Opportunity 18

Why MidWestOne? Organic growth should come from thriving markets served: Commitment to shareholders • Iowa City Diversified loan portfolio with through consistent dividend • Minneapolis - St. Paul geographic diversity increases • Naples & Fort Myers • Denver • Dubuque Recent acquisitions in the past 10 years are examples of the Focus on noninterest income continued opportunity for growth and prudent expense acquisitive growth through management consolidation of bank charters and adjoining markets 19

Compelling Metropolitan Markets

	Iowa City	Minneapolis - St. Paul	Naples & Fort Myers (combined)	Denver	Dubuque
Major Industries	• Educational and Technology Services • Bioscience • Healthcare • Insurance and Finance	• Financial Services • Technology • Healthcare • Food, Drink & Tobacco	• Cleantech • Manufacturing • Life Sciences • Emerging Technologies	• Aerospace • Advanced Manufacturing • Bioscience • Health & Wellness • Technology & Information	• Advanced Manufacturing • Education • Hospital and Health Services
Major Employers	• University of Iowa (including the University of Iowa Hospitals & Clinics) • Mercy Medical • Pearson • ACT	• United Health Group • Cargill • Target • Best Buy • General Mills	• Lee Health • Publix Super Market • NCH Healthcare System • Walmart	• Denver International Airport • HealthONE Corporation • SCL Health Systems • Century Link	• John Deere Dubuque Works • MercyOne • University of Wisconsin-Platteville • Medical Associates Clinic
Forbes Lists	• #99 America's Best Value Colleges 2019 (University of Iowa) • #15 America's Best Employers for Women 2019 List (University of Iowa Hospitals and Clinics) • #17 Best States for Business	• #32 Best Places for Business & Careers • #89 America's Best Value Colleges 2019 (University of Minnesota, Twin Cities) • #26 America's Best Employers for New Graduates 2019 List (General Mills) • #15 Best States for Business	• #62 Best Places for Business & Careers • #45 America's Best Employers for New Graduates 2019 List (Publix) • #5 Best States for Business	• #4 Best Places for Business & Careers • #9 Best States for Business	• #44 America's Best Employers for New Graduates 2019 List (John Deere) • #17 Best States for Business

MidWestOne FINANCIAL GROUP, INC.

20

Compelling Metropolitan Markets Metropolitan Area 20.00% 10.00% 12.32% 13.73% 9.87% 11.37% 9.74% 11.47% 7.68% —% The projected household income change (%) National Cape Denver- Dubuque, Iowa City, Minneapolis- Naples- Coral-Fort Aurora- IA IA St. Paul- Marco outpaced the national rate in 4 out of 6 Myers, FL Lakewood, Bloomington, Island, FL metropolitan areas and also 4 out of 5 states in CO MN-WI our footprint 2020-2025 Projected Household Income Change (%) State 15.00% 10.00% 12.34% 11.56% 11.44% 5.00% 9.87% 10.20% 7.06% —% National Colorado Florida Iowa Minnesota Wisconsin 2020-2025 Projected Household Income Change (%) Source: S&P Global Market Intelligence 21

Compelling Metropolitan Markets Metropolitan Area 15.00% 10.00% 11.20% 11.00% 5.00% 9.80% 9.20% 9.70% 8.70% 7.20% —% The unemployment rate (%) by metropolitan area National Cape Denver- Dubuque, Iowa City, Minneapolis- Naples- was lower than the national rate in 6 out of 6 Coral-Fort Aurora- IA IA St. Paul- Marco Myers, FL Lakewood, Bloomington, Island, FL metropolitan areas and also 5 out of 5 states in CO MN-WI our footprint. June 2020 Unemployment Rate (%) State 15.00% 10.00% 5.00% 11.20% 10.50% 10.40% 8.00% 8.60% 8.50% —% National Colorado Florida Iowa Minnesota Wisconsin Source: Bureau of Labor Statistics June 2020 Unemployment Rate (%) 22

Continued Market for Consolidation Number of Banks by Asset Size (1) 300 36 200 53 51 242 • Given the size of MidWestOne in relation to 100 165 55 14 the market in which we operate, we are 129 uniquely positioned to participate in 65 60 0 consolidation within our markets. Iowa Minnesota Wisconsin Florida Colorado • We expect to be involved in the continued Assets less than $500 million Assets greater than $500 million consolidation in our footprint. MOFG Deposit Market Share (2) Market Share Rank Total Market Share (%) US 206 0.03% Iowa 7 2.81% Minnesota 20 0.36% Wisconsin 66 0.22% Florida 134 0.02% Colorado 105 0.03% (1) Source: S&P Global Market Intelligence - most recent quarter (June 30, 2020) (2) Source: S&P Global Market Intelligence (June 30, 2019) 23

COVID-19 Response 24

Providing Support During COVID-19 Pandemic

Supporting our Employees:

Focus on Safety:

- Implemented social distancing throughout our locations
- Servicing customers through a combination of digital banking channels, drive-thru banking locations, and customer service phone lines
- Significant expansion of work from home capabilities
- Increased cleaning services
- Business travel restrictions
- Enhanced guidelines for returning to work

Employee Assistance:

- Pandemic pay benefits for employees impacted by COVID-19
- Accommodations for employees with pre-existing health conditions

Supporting our Customers:

Paycheck Protection Program

- Provided customer relief through participation in the Paycheck Protection Program ("PPP") and providing subsidies for certain loan payments
- 2,534 applications have been processed and approved, representing $345 million in client funding since we've begun to participate in the PPP
- As of June 30, 2020, $2.0 million PPP loans outstanding are in the Agricultural segment, with the remaining $325.6 million in the Commercial segment

Loan Payment Deferral Program

- Implemented a loan payment deferral program

Supporting our Communities:

- In addition to the more than 200 organizations MidWest*One* supports through its annual charitable giving, MidWest*One* is donating an additional $150,000 to organizations supporting those most impacted by COVID-19.
- MidWest*One* has focused on supporting local businesses, including through employee recognition lunches from local businesses for on-site employees
- Partnered with other local banks in the Iowa City area in the *Holding our Own* program. This program encourages the community to shop local, with a goal of motivating over $1M of local spending. As part of this *Holding our Own* program, for every $150 spent at participating businesses, customers will receive $20 in gift cards and $5 will be donated to a local program that supports and administers minority-owned business grants

MidWestOne FINANCIAL GROUP, INC.

25

Enhanced Credit Monitoring • The MidWestOne strategy for the Second Quarter of 2020 was to build on our foundation of existing portfolio monitoring processes and create enhanced monitoring procedures to increase the penetration of our portfolio and ultimately the transparency of the risk profile of the portfolio. • In response to the current economic environment, these enhanced credit monitoring procedures will be performed on an on-going basis for the foreseeable future. In addition to this foundation, for Q2'2020 we performed an additional risk rating The 3 foundational monitoring processes are: review, which encompassed the following: • Past Due Reviews - all loans are reported and reviewed in meetings each month by • All loans greater than $1 million from the vulnerable industry groups (this included market, led by credit; as past due status is a key early warning sign of credit healthcare / senior living and quick service restaurants, which are no longer considered to deterioration, these meetings are focused on resolution of the past due as well as be vulnerable based upon the additional risk assessment performed during the second determination of changes in risk ratings. quarter) • Loan Strategy - all loan relationships greater than $1 million for watch, $500k for • The top 30 largest loan relationships - these relationships encompass relationships ranging substandard, and $250k for non-accrual are reviewed by credit each quarter; this in size from $16 million to $35 million review provides a definitive decision each quarter on risk rating, relationship strategy, accrual status, and reserves needed on an individually analyzed basis. • Annual Credit Reviews - all pass loan relationships greater than $1 million are reviewed by credit each year; this review provides an annual confirmation of the risk rating profile of the credit relationship. For perspective on penetration of the portfolio touched by our enhanced risk rating review, we reviewed $878 million of gross balances, or 24% of the loan portfolio When combined with the additional $162 million of gross balances, or 4% of the portfolio, reviewed in Loan Strategy, our reviews in Q2'2020 covered $1.04 billion, or 29% of the portfolio 26

Exposure in Vulnerable Industries Loan Portfolio Vulnerable Industries Vulnerable Industries Nonessential Retail $107.9 21% 14% Restaurants $60.7 12% Hotel $122.6 24% CRE - Retail $208.4 40% 86% Arts, Entertainment & Gaming $21.6 4% $— $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 $175.0 $200.0 $225.0 $ of Portfolio All Other Loans $ in millions, Loan balances as of 6/30/20 27

Exposure in Vulnerable Industries Non-essential Retail Portfolio Characteristics - Non-essential Retail Loan Balance Outstanding (000s) $ 107,878 By Geography Number of Loans 568 Average Loan Size (000s) $ 190 Other, —% Average Note Term (months) 39 Colorado, 17% Loan-to-Value (Average) 69 % SBA PPP Loans - Number 155 SBA PPP Loans - Dollars (000s) $ 17,057 Wisconsin, 13% Iowa, 49% Portfolio Fundamentals • Predominately local auto and equipment retailers which have established positions in the community and strong brand affiliations • Most auto and equipment retailers have reduced accessibility to their sales Minnesota, 17% showrooms during the COVID-19 pandemic but maintained service Florida, 3% department levels at full-service • Most auto and equipment retailers have experienced severely reduced sales during the COVID-19 pandemic and recent sales rebounds have been constrained by inventory availability • Most relationships have guaranties from owner-operators 28

Exposure in Vulnerable Industries Restaurants Portfolio Characteristics - Restaurants Loan Balance Outstanding (000s) $ 60,668 By Geography Number of Loans 387 Average Loan Size (000s) $ 157 Other, 1% Average Note Term (months) 43 Colorado, 4% Loan-to-Value (Average) 63 % Wisconsin, 14% SBA PPP Loans - Number 164 SBA PPP Loans - Dollars (000s) $ 15,260 Iowa, 47% Portfolio Fundamentals Minnesota, 22% • Represents the Bank's full-service restaurant customers, primarily non- franchise, local operators in casual dining • Guaranties from owner-operators are required in most relationships • Most restaurants during the COVID-19 pandemic have been allowed to Florida, 13% provide takeout and delivery services. More recently, these businesses have re-opened but are experiencing reduced business volume • Quick service restaurant exposures were removed from the vulnerable restaurant industry exposures at June 30, 2020 based upon our experience with these customers and their financial performance during the COVID-19 pandemic 29

Exposure in Vulnerable Industries Hotel Portfolio Characteristics - Hotel Loan Balance Outstanding (000s) $ 122,623 By Geography Number of Loans 90 Average Loan Size (000s) $ 1,362 Average Note Term (months) 58 Other, 6% Loan-to-Value (Average) 64 % Colorado, 1% SBA PPP Loans - Number 26 Wisconsin, 4% SBA PPP Loans - Dollars (000s) $ 2,173 Minnesota, 24% Portfolio Fundamentals Iowa, 49% • Lending focus is on experienced, local developers within the Bank's trade areas. Approximately 80% of properties have major flags while the remainder is comprised of gaming industry related boutique hotels in the Dubuque, IA market. • Flagged hotels are primarily core travel hotels that are positioned close to major highways in the Bank's key metropolitan markets with no convention center exposure Florida, 17% • Conservative underwriting standards include a maximum LTV of 75% • Guaranties from owner-operators are regularly required. Non-recourse lending is not a material exposure. • Occupancy was severely reduced between April - June 2020 (generally to less than 10%). Most operators have recently seen improving occupancy trends with some reporting 40% in July 2020. Hotels associated with Dubuque's gaming industry have recently been experiencing weekend occupancy rates comparable to pre-pandemic levels. 30

Exposure in Vulnerable Industries CRE-Retail Portfolio Characteristics - CRE-Retail Loan Balance Outstanding (000s) $ 208,423 By Geography Number of Loans 225 Average Loan Size (000s) $ 926 Other, 3% Average Note Term (months) 71 Colorado, 1% Iowa, 19% Loan-to-Value (Average) 57 % Wisconsin, 12% SBA PPP Loans - Number 4 SBA PPP Loans - Dollars (000s) $ 122 Portfolio Fundamentals Florida, 15% • Lending focus is on experienced, local developers and operators, with properties that are within the Bank's trade areas • Exposure is predominately retail strip centers with a diverse tenant base including services, restaurants, and national retailers; malls are not included Minnesota, 50% within the exposure group • Conservative underwriting standards include a maximum LTV of 75% • Guaranties are regularly required; non-recourse is rare and associated with strong properties and LTV <60-65% 31

Exposure in Vulnerable Industries Arts, Entertainment & Gaming Portfolio Characteristics - Arts, Entertainment & Gaming Loan Balance Outstanding (000s) $ 21,550 By Geography Number of Loans 165 Average Loan Size (000s) $ 131 Other, 6% Average Note Term (months) 53 Colorado, 1% Loan-to-Value (Average) 51 % Wisconsin, 12% SBA PPP Loans - Number 65 SBA PPP Loans - Dollars (000s) $ 2,884 Portfolio Fundamentals Iowa, 57% Minnesota, 23% • Small overall exposure relative to the portfolio; not a key focus of the Bank's lending efforts • Largest concentration of exposure is gaming operations in our Dubuque, IA market (in the Mississippi River Entertainment district) Florida, —% • While completely shutdown during the initial COVID-19 risk mitigation orders in Iowa, the facilities have since re-opened, with strict risk mitigation guidelines, and are experiencing a solid rebound in business volume 32

COVID-19 Loan Modification Program Loan Modifications • Implemented a COVID-19 loan modification program in April 2020 • As of June 30, 2020,13% of loans had been modified, generally for a 90-day period • As of July 24, 2020, 16 loans, totaling $31.2 million, were either in or being processed for a second deferral period Interest Only vs. Principal and Interest Deferrals June 30, 2020 Round 1: • Total number of loans with loan payment deferrals and mortgage 32% forbearance: 959 • Total dollar amount: $474.9 million Round 2: • Total number of requests in or being processed: 16 • Total dollar amount: $31.2 million 68% Interest only Principal and Interest 33

COVID-19 Loan Modification Program Accomodation, Food Service $98.6 20.8% Construction $26.8 5.6% Health Care $12.4 2.6% Manufacturing $22.7 4.8% Other Services $19.8 4.2% Real Estate $213.1 44.9% Retail $20.0 4.2% 13.0% Other $61.5 $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 $220.0 $240.0 $ in Millions Deferral data as of June 30, 2020 34

Financial Performance 35

Second Quarter Recap(2) Improved Expense Management EARNINGS: 2.65% 2.49% 2.47% 2.44% • Second quarter net income of $11.7 million, or $0.73 per 2.39% 2.40% diluted share as compared to a first quarter net loss of $2.0 million, or a loss of 0.12 per diluted share $117.5 $87.8 $80.1 $83.2 ◦ Credit Loss Expense of $4.7 million, a decrease of $73.2 2.07% $17.0 million or 78% from $21.7 million in the first $30.0 $28.0 quarter 2015 2016 2017 2018 2019 1Q.20 2Q.20 (1) ◦ Pre-tax / Pre-provision Net Revenue of $18.9 Noninterest Expense Adjusted Overhead Ratio(1) million, an increase of $1.4 million or 8% from $17.6 million in the first quarter Pre-tax, Pre-provision Net Revenue (1) DEPOSITS: 2015 $7 $8 $12 $11 • Average deposit balances increased $405.6 million, or 11% 2016 $9 $8 $10 $9 2017 $10 $12 $13 $12 ALLOWANCE FOR CREDIT LOSSES: 2018 $12 $12 $10 $13 • Allowance for Credit Losses as a percentage of loans held for investment, net of unearned income, increased to 1.55% 2019 $11 $15 $20 $12 (1) (1.70% when adjusted for $327.6 million of PPP loans ) 2020 $18 $19 $— $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 $55 $60 $65 Q1 Q2 Q3 Q4 $ in millions (1) Non-GAAP Measure. See the appendix for Non-GAAP financial measures. (2) Second Quarter Highlights compares to the linked quarter (March 31, 2020) unless otherwise noted. 36

Profitability Trends Return on Average Assets Return on Average Tangible Equity 14.70% 13.98% 13.41% 13.50% 1.20% 1.23% 11.87% 0.99% 0.95% 0.92% 10.30% 0.78% 8.07% 0.60% 0.91% 0.93% 1.04% 1.01% 0.92% 9.84% 8.78% 9.65% 9.66% 9.21% 0.68% 0.60% 6.69% 5.58% 2015 2016 2017 2018 2019 Q2.19 Q2.20 2015 2016 2017 2018 2019 Q2.19 Q2.20 ROAA *Adjusted ROAA ROAE *ROATE Net Income (in millions $) Efficiency Ratio* 62.27% 58.02% 58.63% 61.23% $50.5 57.56% 56.24% 54.80% $27.4 $30.9 $23.4 $18.7 $43.6 $13.0 $11.7 $30.4 $25.1 $20.4 $18.7 $10.7 $11.7 2015 2016 2017 2018 2019 Q2.19 Q2.20 Net Income *Adjusted Net Income 2015 2016 2017 2018 2019 Q2.19 Q2.20 *Non-GAAP Measure. See the Appendix for Non-GAAP financial measures. 37

Net Interest Income Net Interest Income 4.15% 3.79% 3.68% 3.60% 3.38% $35.6 $44.2 $40.5 $38.3 $39.7 Q2.19 Q3.19 Q4.19 Q1.20 Q2.20 Net Interest Income (tax equivalent)* Tax Equivalent Net Interest Margin* $ in millions *Non-GAAP Measure. See the appendix for Non-GAAP financial measures. 38

Noninterest Income and Noninterest Expense Noninterest Income Noninterest Expense and Overhead Ratio $12,500 $40,000 2.67% $10,000 $30,000 $7,500 $20,000 2.40% 2.37% $5,000 2.26% $10,000 $2,500 2.07% $— Q2.19 Q3.19 Q4.19 Q1.20 Q2.20 $— Q2.19 Q3.19 Q4.19 Q1.20 Q2.20 Compensation and employee benefits Investment services and trust activities Service charges and fees Non-compensation Expenses Card revenue Loan revenue Merger-related Expenses Bank-owned life insurance Other Overhead Ratio* $ in thousands *Non-GAAP Measure. See the appendix for Non-GAAP financial measures. 39

Diversified Loan Portfolio Loan Performance Loan Portfolio Mix June 30, 2020 Consumer, 2% One-to-four family 5.59% junior liens, 4% Commercial and One-to-four family Industrial, 30% first liens, 10% 5.16% 5.10% 4.98% 4.51% Agricultural, 4% CRE-Other, 32% Construction & Development, 6% $3,183 $3,526 $3,493 $3,436 $3,634 Farmland, 5% Q2.19 Q3.19 Q4.19 Q1.20 Q2.20 Multifamily, 7% Average Loans Yield on Loans, tax equivalent* Average loans reported are in millions of dollars. *Non-GAAP Measure. See the Appendix for Non-GAAP financial measures. 40

Credit Quality Nonperforming Assets Composition ACL to Total Loans and Net Charge-offs to Average Loans June 30, 2020 0.35% 1.49% 1.55% 0.21% Consumer, 0% 90 days+ past due & 0.21% 0.16% still accruing 0.14% one-to-four family interest, 7% junior liens, 1% 0.89% 0.84% Foreclosed assets, 0.81% one-to-four family net, 2% first liens, 5% Agricultural, 7% CRE-Other, 22% Q2.19 Q3.19 Q4.19 Q1.20 Q2.20 ACL to Total loans Held for Investment Net Charge-offs/Average Loans Commercial and industrial, 22% Nonperforming Assets to Total Loans + Foreclosed Assets 1.31% 1.32% 1.26% Construction & development, 2% Farmland, 31% 1.04% 1.04% Q2.19 Q3.19 Q4.19 Q1.20 Q2.20 41 Note: Nonperforming assets excludes performing TDR's

CECL Modeling Disclosure
Adoption and ACL by Loan Type

CECL Adoption

Day 1 Impact

- Allowance for credit losses of $33.1 million on January 1, 2020, an increase of $4.0 million from December 31, 2019
- Day 1 increase driven by life of loan expectations compared to the incurred loss model

First Quarter 2020 CECL highlights

- Allowance for credit losses of $51.2 million
- $21.7 million credit loss expense (inclusive of $19.3 million of credit loss expense from loans and $2.4 million related to off-balance sheet credit losses), of which approximately $14.2 million was driven by the expected economic impact of COVID-19
- Drove a reduction in diluted earnings per common share by approximately $0.99 as compared to the fourth quarter of 2019

Second Quarter 2020 CECL highlights

- Allowance for credit losses of $55.6 million
- $4.7 million credit loss expense (inclusive of an additional $6.3 million of credit loss expense from loans, offset by a decrease of $1.6 million in the liability for off-balance sheet credit losses)

Allowance for Credit Losses - by Loan Type

	December 31, 2019		January 1, 2020		March 31, 2020		June 30, 2020	
	ALLL Balance	% of Loans	ACL Balance	% of Loans	ACL Balance	% of Loans	ACL Balance	% of Loans
	(dollars in thousands)							
Commercial real estate	$ 13,804	0.40 %	$ 15,104	0.44 %	$ 23,137	0.68 %	$ 28,221	0.78 %
Commercial and industrial	8,394	0.24 %	11,122	0.32 %	19,310	0.56 %	18,709	0.52 %
Agricultural	3,748	0.11 %	1,191	0.03 %	1,146	0.03 %	1,408	0.04 %
Residential real estate	2,685	0.08 %	4,735	0.14 %	6,425	0.19 %	6,074	0.17 %
Consumer	448	0.01 %	911	0.03 %	1,169	0.03 %	1,232	0.03 %
Allowance for credit losses	$ 29,079		$ 33,063		$ 51,187		$ 55,644	
Liability for off-balance sheet credit losses	$ —		$ 3,433		$ 5,844		$ 4,205	

MidWestOne FINANCIAL GROUP, INC.

42

Change in ACL and Model Assumptions Drivers of the Change in ACL: • Increases in Midwest unemployment • Decreases in CRE index, national home price index and US GDP • Moderate increases in the national retail sales and US rental vacancy Allowance for Credit Losses Model Assumptions ($ in thousands) $60,000 Discounted Cash Flow Method $6,324 $236 • Discounted cash flow method utilized to estimate expected credit losses for $50,000 agricultural, commercial and industrial, commercial real estate, residential real $(2,103) estate, and consumer loan segments $40,000 • Credit loss drivers determined by regression analysis between Company and peer historical loan loss data and multiple macroeconomic variables $30,000 $55,644 • Macroeconomic variables include Midwest unemployment, national retail sales, $51,187 CRE index, US rental vacancy rate, US GDP, and national home price index $20,000 • Reasonable and supportable forecast period of 4 quarters, with reversion back to a historical loss rates over 4 quarters on a straight-line basis $10,000 • Adjustments to the ACL are made based upon qualitative factors, which include company, market industry or business specific data, changes in underlying loan composition of specific portfolios, trends relating to credit quality, delinquency, $— Beginning Charge-offs Recoveries Credit loss Ending Balance non-performing and adversely rated loans, and reasonable and supportable Balance expense related forecasts of economic conditions to loans Note: Beginning balance is Q1.20 and Ending Balance is Q2.20 43

Stable Deposit Base Stable deposit base, focused on long-term core funding relationships $4.3 billion in Total Deposits at June 30, 2020, with the Core Deposits representing 77.0% of Total Deposits in comparison to $3.7 billion in Total Deposits at December 31, 2019 with Core Deposits representing 74.2% of Total Deposits Deposit Composition Deposit Trends 100.0% 1.00% 17.4% 18.2% 17.8% 16.5% 20.3% 0.92% 75.0% 57.4% 56.0% 56.7% 56.8% 0.89% 56.9% 0.90% 0.88% 0.85% 50.0% 0.80% $4,166 $3,693 $3,724 $3,760 25.0% $3,391 25.2% 25.8% 25.6% 26.7% 22.7% 0.70% —% 0.62% Q2.19 Q3.19 Q4.19 Q1.20 Q2.20 0.60% Time Deposits Q2.19 Q3.19 Q4.19 Q1.20 Q2.20 Interest Checking, Money Market and Savings Non-Interest Bearing Demand Deposits Average Deposits Cost of Total Deposits $ in thousands 44

Strong Liquidity Position Loans to Deposits Ratio Balance Sheet Off-Balance Sheet June 30, 2020 June 30, 2020 97.50% dollars in millions dollars in millions 94.93% 95.01% Available Federal Fund (1) 95.00% Cash and Cash Equivalents $ 117.2 Lines $ 145.0 Unused FHLB Borrowing 92.56% Unpledged Securities $ 779.4 Capacity $ 449.5 92.50% FHLB Collateral Capacity $ 556.2 90.00% Brokered Deposit Capacity > $200 88.75% Projected Investment Cash Flow: Discount Window Capacity $ 70.2 87.50% 3-Months $ 90.6 85.00% 84.33% 6-Months $ 173.1 1-Year $ 302.9 82.50% (1) Comprised of cash and due from banks, interest-bearing Q2.19 Q3.19 Q4.19 Q1.20 Q2.20 deposits, and federal funds sold 45

Historical Capital Ratios Tangible Common Equity Ratio (%) Leverage Ratio (%) 8.78% 8.41% 8.50% 7.91% 7.34% 7.52% 7.80% 9.48% 9.73% 9.48% 8.34% 8.75% 8.98% 8.72% 2015 2016 2017 2018 2019 Q2.19 Q2.20 2015 2016 2017 2018 2019 Q2.19 Q2.20 TCE / TA (%)* Leverage Ratio (%) CET1 Ratio and Tier 1 Capital Ratio (%) Total Capital Ratio (%) 12.23% 11.18% 11.48% 11.65% 12.00% 11.34% 11.72% 10.63% 10.73% 10.96% 10.47% 9.76% 10.48% 10.60% 9.60% 9.75% 10.07% 10.32% 9.46% 8.76% 9.48% 2015 2016 2017 2018 2019 Q2.19 Q2.20 2015 2016 2017 2018 2019 Q2.19 Q2.20 CET 1 (%) Tier 1 Capital Ratio (%) Total Capital Ratio (%) *Non-GAAP Measure. See the appendix for Non-GAAP financial measures. 46

Appendix 47

Non-GAAP Financial Measures

Tangible Common Equity / Tangible Common Equity Ratio	December 31,					For the Three Months Ended	
	2015	2016	2017	2018	2019	June 30, 2019	June 30, 2020
	dollars in thousands						
Total shareholders' equity	$296,178	$305,456	$340,304	$357,067	$508,982	$488,351	$520,781
Intangible assets, net	(83,689)	(79,825)	(76,700)	(74,529)	(124,136)	(130,000)	(122,420)
Tangible common equity	$212,489	$225,631	$263,604	$282,538	$384,846	$358,351	$398,361
Total assets	$2,979,975	$3,079,575	$3,212,271	$3,291,480	$4,653,573	$4,662,463	$5,230,963
Intangible assets, net	(83,689)	(79,825)	(76,700)	(74,529)	(124,136)	(130,000)	(122,420)
Tangible assets	$2,896,286	$2,999,750	$3,135,571	$3,216,951	$4,529,437	$4,532,463	$5,108,543
Tangible common equity ratio [(1)]	7.34 %	7.52 %	8.41 %	8.78 %	8.50 %	7.91 %	7.80 %

(1) Tangible common equity divided by tangible assets.

Return on Average Assets and Return on Average Tangible Equity	December 31,					For the Three Months Ended	
	2015	2016	2017	2018	2019	June 30, 2019	June 30, 2020
	dollars in thousands						
Net (loss) income	$ 25,118	$ 20,391	$ 18,699	$ 30,351	$ 43,630	$10,674	$ 11,712
Merger related expenses, net [(1)]	2,283	2,969	—	598	6,847	2,350	7
Adjusted net income	$ 27,401	$ 23,360	$ 18,699	$ 30,949	$ 50,477	$13,024	$ 11,719
Net (loss) income	$ 25,118	$ 20,391	$ 18,699	$ 30,351	$ 43,630	$10,674	$ 11,712
Intangible amortization, net of tax [(1)]	2,126	2,580	2,031	1,722	4,430	698	1,311
Tangible net (loss) income	$ 27,244	$ 22,971	$ 20,730	$ 32,073	$ 48,060	$11,372	$ 13,023
Average shareholders' equity	$255,307	$304,670	$334,966	$345,734	$452,018	$443,114	$511,239
Average intangible assets, net	(69,975)	(81,727)	(78,159)	(75,531)	(108,242)	(102,919)	(123,313)
Average tangible equity	$185,332	$222,943	$256,807	$270,203	$343,776	$340,195	$387,926
Average Assets	$2,773,095	$2,993,875	$3,097,496	$3,249,718	$4,201,040	$4,230,447	$5,098,847
Return on Average Assets	0.91 %	0.68 %	0.60 %	0.93 %	1.04 %	1.01 %	0.92 %
Adjusted Return on Average Assets [(3)]	0.99 %	0.78 %	0.60 %	0.95 %	1.20 %	1.23 %	0.92 %
Return on average equity	9.84 %	6.69 %	5.58 %	8.78 %	9.65 %	9.66 %	9.21 %
Return on average tangible equity [(2)]	14.70 %	10.30 %	8.07 %	11.87 %	13.98 %	13.41 %	13.50 %

(1) The combined income tax rate utilized was 25% for 2018-2020 years and 35% for 2015-2017.
(2) Annualized tangible net (loss) income divided by average tangible equity.
(3) Adjusted net income divided by average assets.

MidWestOne FINANCIAL GROUP, INC.

48

Non-GAAP Financial Measures

Loan Yield, Tax Equivalent

	For the Three Months Ended				
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020
	dollars in thousands				
Loan interest income, including fees	$ 40,053	$ 49,169	$ 44,906	$ 42,012	$ 40,214
Tax equivalent adjustment [1]	442	543	523	497	507
Tax equivalent loan interest income	$ 40,495	$ 49,712	$ 45,429	$ 42,509	$ 40,721
Yield on loans, tax equivalent [2]	5.10 %	5.59 %	5.16 %	4.98 %	4.51 %
Average Loans	$ 3,183,138	$ 3,526,149	$ 3,493,496	$ 3,436,263	$ 3,633,695

(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.

Net Interest Income, Tax Equivalent / Net Interest Margin, Tax Equivalent

	For the Three Months Ended				
	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020
	dollars in thousands				
Net interest Income	$ 34,832	$ 43,258	$ 39,584	$ 37,406	$ 38,712
Tax equivalent adjustments:					
Loans [1]	442	543	523	497	507
Securities [1]	370	364	381	395	482
Net Interest Income, tax equivalent	$ 35,644	$ 44,165	$ 40,488	$ 38,298	$ 39,701
Loan purchase discount accretion	(2,246)	(7,207)	(3,937)	(3,023)	(2,610)
Core net interest income	$ 33,398	$ 36,958	$ 36,551	$ 35,275	$ 37,091
Net interest margin, tax equivalent [2]	3.68 %	4.15 %	3.79 %	3.60 %	3.38 %
Average interest earning assets	$ 3,880,786	$ 4,215,471	$ 4,242,329	$ 4,283,268	$ 4,718,581

(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.

MidWestOne FINANCIAL GROUP, INC.

49

Non-GAAP Financial Measures

Efficiency Ratio								
	December 31,					For the Three Months Ended	
	2015	2016	2017	2018	2019	June 30, 2019	June 30, 2020
	dollars in thousands						
Total noninterest expense	$ 73,176	$ 87,806	$ 80,123	$ 83,215	$ 117,535	$ 29,040	$ 28,038
Amortization of intangibles	(3,271)	(3,970)	(3,125)	(2,296)	(5,907)	(930)	(1,748)
Merger-related expenses	(3,512)	(4,568)	—	(797)	(9,130)	(3,134)	(7)
Noninterest expense used for efficiency ratio	$ 66,393	$ 79,268	$ 76,998	$ 80,122	$ 102,498	$ 24,976	$ 26,283
Net interest income, tax equivalent [1]	$ 94,243	$ 104,321	$ 108,808	$ 107,823	$ 146,916	$ 35,644	$ 39,701
Noninterest income	21,193	23,434	22,751	23,215	31,246	8,796	8,269
Investment securities gains, net	(1,011)	(464)	(241)	(193)	(90)	(32)	(6)
Net revenues used for efficiency ratio	$ 114,425	$ 127,291	$ 131,318	$ 130,845	$ 178,072	$ 44,408	$ 47,964
Efficiency ratio	58.02 %	62.27 %	58.63 %	61.23 %	57.56 %	56.24 %	54.80 %

(1) The federal statutory tax rate utilized was 21%.

ACL / Loans Held for Investment, Net of Unearned Income		
	Three Months Ended	
	June 30, 2019	June 30, 2020
dollars in thousands		
Loans held for investment, net of unearned income	$ 3,536,503	$ 3,597,039
PPP loans	—	327,648
Adjusted loans held for investment, net of unearned income	$ 3,536,503	$ 3,269,391
Allowance for credit losses	$ 28,691	$ 55,644
ACL to adjusted loans held for investment, net of unearned income	0.81 %	1.70 %

MidWestOne FINANCIAL GROUP, INC.

50

Non-GAAP Financial Measures Overhead Ratio December 31, For the Three Months Ended 2015 2016 2017 2018 2019 March 31, 2020 June 30, 2020 dollars in thousands Total noninterest expense $ 73,176 $ 87,806 $ 80,123 $ 83,215 $ 117,535 $ 30,001 $ 28,038 Amortization of intangibles (3,271) (3,970) (3,125) (2,296) (5,907) (2,028) (1,748) Merger-related expenses (3,512) (4,568) — (797) (9,130) (54) (7) Noninterest expense used for efficiency ratio $ 66,393 $ 79,268 $ 76,998 $ 80,122 $ 102,498 $ 27,919 $ 26,283 Average Assets $ 2,773,095 $ 2,993,875 $ 3,097,496 $ 3,249,718 $ 4,201,040 $ 4,669,724 $ 5,098,847 Adjusted Overhead ratio 2.39% 2.65% 2.49% 2.47% 2.44% 2.40% 2.07% 51

Non-GAAP Financial Measures

Pre-tax / Pre-provision Net Revenue												
	For the Three Months Ended											
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
	dollars in thousands											
Net interest income	$ 14,242	$ 22,723	$ 26,759	$ 26,757	$ 25,555	$ 24,940	$ 24,581	$ 24,530	$ 25,081	$ 26,191	$ 26,492	$ 26,411
Noninterest income	4,008	5,087	5,460	6,638	6,405	5,595	5,714	5,720	5,537	5,383	5,916	5,534
Noninterest expense	(11,179)	(19,846)	(20,342)	(22,238)	(23,446)	(22,815)	(20,439)	(21,106)	(20,335)	(19,964)	(19,744)	(20,093)
Pre-tax / Pre-provision Net Revenue	$ 7,071	$ 7,964	$ 11,877	$ 11,157	$ 8,514	$ 7,720	$ 9,856	$ 9,144	$ 10,283	$ 11,610	$ 12,664	$ 11,852

	For the Three Months Ended									
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
Net interest income	$ 26,313	$ 26,581	$ 26,361	$ 26,553	$ 25,976	$ 34,832	$ 43,258	$ 39,584	$ 37,406	$ 38,712
Noninterest income	5,672	5,487	5,984	5,796	5,410	8,796	8,004	9,036	10,155	8,269
Noninterest expense	(20,358)	(20,531)	(22,811)	(19,779)	(20,617)	(29,040)	(31,442)	(36,436)	(30,001)	(28,038)
Pre-tax / Pre-provision Net Revenue	$ 11,627	$ 11,537	$ 9,534	$ 12,570	$ 10,769	$ 14,588	$ 19,820	$ 12,184	$ 17,560	$ 18,943

MidWestOne FINANCIAL GROUP, INC.

52